As filed with the Securities and Exchange Commission on June 22, 2020
Form S-8 Registration No. 333-218347
Form S-8 Registration No. 333-172505
Form S-8 Registration No. 333-145318
Form S-8 Registration No. 333-104506
Form S-8 Registration No. 333-103270
Form S-8 Registration No. 333-56935
Form S-8 Registration No. 333-56815
Form S-8 Registration No. 333-05907
Form S-8 Registration No. 33-38364
Form S-8 Registration No. 33-13486

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration No. 333-218347
Form S-8 Registration No. 333-172505
Form S-8 Registration No. 333-145318
Form S-8 Registration No. 333-104506
Form S-8 Registration No. 333-103270
Form S-8 Registration No. 333-56935
Form S-8 Registration No. 333-56815
Form S-8 Registration No. 333-05907
Form S-8 Registration No. 33-38364
Form S-8 Registration No. 33-13486

UNDER
THE SECURITIES ACT OF 1933

ANIXTER INTERNATIONAL INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-1658138
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2301 Patriot Blvd Glenview, IL (Address of principal executive offices)	60026 (Zip Code)

Anixter International Inc. 2017 Stock Incentive Plan
Anixter International Inc. 2010 Stock Incentive Plan
Anixter International Inc. 2006 Stock Incentive Plan
Anixter International Inc. 2001 Mid-Level Stock Option Plan
Anixter International Inc. 2001 Stock Incentive Plan
Anixter International Inc. 1998 Stock Incentive Plan
Anixter International Inc. 1998 Mid-Level Stock Option Plan
Anixter International Inc. 1996 Stock Incentive Plan
Itel Corporation Employee Stock Incentive Plan
Itel Corporation Key Executive Equity Plan
(Full titles of the plans)

Samantha L. O’Donoghue
Secretary
Anixter International Inc.
2310 Patriot Blvd
Glenview, Illinois 60026
(224) 521-8000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), in each case filed with the U.S. Securities and Exchange Commission (the “SEC”) by Anixter International Inc., a Delaware corporation (the “Registrant”):

•	Registration Statement No. 333-218347, filed with the SEC on May 30, 2017;

•	Registration Statement No. 333-172505, filed with the SEC on February 28, 2011;

•	Registration Statement No. 333-145318, filed with the SEC on August 10, 2007;

•	Registration Statement No. 333-104506, filed with the SEC on April 14, 2003;

•	Registration Statement No. 333-103270, filed with the SEC on February 18, 2003;

•	Registration Statement No. 333-56935, filed with the SEC on June 16, 1998;

•	Registration Statement No. 333-56815, filed with the SEC on June 15, 1998;

•	Registration Statement No. 333-05907, filed with the SEC on June 12, 1996;

•	Registration Statement No. 33-38364, filed with the SEC on December 21, 1990; and

•	Registration Statement No. 33-13486, filed with the SEC on April 15, 1987.

On June 22, 2020, pursuant to an Agreement and Plan of Merger, dated January 10, 2020, by and among the Registrant, WESCO International, Inc., a Delaware corporation (“WESCO”), and Warrior Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of WESCO (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving the Merger as a wholly owned subsidiary of WESCO (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements. Accordingly, pursuant to the undertakings contained in such Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all the securities of the Registrant registered under such Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Pennsylvania, on June 22, 2020.

ANIXTER INTERNATIONAL INC.

By:	/s/ David S. Schulz
Name: David S. Schulz
Title: President

*           Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.